Exhibit 23.7

November 5, 2021

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma

Ladies and Gentlemen:

The firm of W.D. Von Gonten & Co. consents to the incorporation by reference in this Registration Statement on Form S-8 of Chesapeake Energy Corporation of our reports for Vine Oil & Gas LP, Brix Oil and Gas Holdings LP and Harvest Royalties Holdings LP.

Yours truly,

/s/ William D. Von Gonten, Jr.
W.D. VON GONTEN & Co.
William D. Von Gonten, Jr.
President
Houston, Texas